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                                                                    EXHIBIT 02.1

                [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A for Bresler & Reiner, Inc. of our report dated August 16, 2001 on the statement of revenues and certain expenses of Sarnia Corporation for the year ended June 30, 2001. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 2001 or performed any audit procedures subsequent to the date of our report.

                                      /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
April 12, 2002